UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

ZRCN INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transactions applies:

	(2)	Aggregate number of securities to which transactions applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ZRCN INC.

1580 Dell Avenue

Campbell, CA 95008

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

To our Stockholders:

The purpose of this information statement (the “Information Statement”) is to notify our stockholders that on May 10, 2023, the board of directors (the “Board”) and the holders of a majority of the outstanding common stock, par value $0.0001 per share (the “Common Stock”) of ZRCN Inc., a Delaware corporation (the “Company” “we,” “us” or “our”) (the “Majority Stockholders”) adopted resolutions by written consent, to approve an amendment to our certificate of incorporation, as amended (as amended, the “Certificate of Incorporation”) to effect a one-for-twenty (1-for-20) reverse stock split (the “Reverse Split”) of our Common Stock. The Reverse Split will be effected by filing an Certificate of Amendment to the Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware.

The enclosed Information Statement is being furnished to holders of shares of our Common Stock as of the close of business on May 10, 2023, the record date set in connection with this Information Statement (the “Record Date”), pursuant to the Delaware General Corporation Law (the “DGCL”) and our bylaws (the “Bylaws”).

The enclosed Information Statement is being furnished to you to inform you that the Reverse Split has been approved by the Majority Stockholders and the approval of the Reverse Split will become effective 20 days after the mailing of this information statement when we file the Amendment with the Secretary of State of the State of Delaware. For the avoidance of doubt, the Amendment will not be filed with the Secretary of State of the State of Delaware on a date that is earlier than 20 days after this Information Statement is first mailed to our stockholders.

This Information Statement also constitutes notice under Section 228 of the DGCL that the Reverse Split was approved by the written consent of the Majority Stockholders. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. You are urged to read the Information Statement in its entirety for a description of the Reverse Split taken by the Majority Stockholders.

The enclosed Information Statement will be mailed on or about May 31, 2023 to stockholders of record on the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

By Order of the Board of Directors

By:	/s/ John Stauss
Name:	John Stauss
Title:	Chief Executive Officer
Date:	May 26, 2023

ZRCN INC.

1580 Dell Avenue

Campbell, CA 95008

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

The purpose of this information statement (the “Information Statement”) is to notify our stockholders that on May 10, 2023, the board of directors (the “Board”) and the holders of a majority of the outstanding common stock, par value $0.0001 per share (the “Common Stock”) of ZRCN Inc., a Delaware corporation (the “Company” “we,” “us” or “our”) (the “Majority Stockholders”) adopted resolutions by written consent, to approve an amendment to our certificate of incorporation, as amended (as amended, the “Certificate of Incorporation”) to effect a one-for-twenty (1-for-20) reverse stock split (the “Reverse Split”) of our Common Stock. The Reverse Split will be effected by filing a Certificate of Amendment to the Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware.

The enclosed Information Statement is being furnished to holders of shares of our Common Stock as of the close of business on May 10, 2023, the record date set in connection with this Information Statement (the “Record Date”), pursuant to the Delaware Business Corporation Law (the “DGCL”) and our bylaws (the “Bylaws”).

Required Approval

Under Delaware law, our Certificate of Incorporation and Bylaws, the Reverse Split must be approved by a majority of the holders of Common Stock.

As of the Record Date, our authorized capitalization consisted of 200,000,000 shares of Common Stock, par value $0.0001 per share, of which 198,964,500 shares of Common Stock are issued and outstanding,

Holders of our Common Stock are entitled to one vote for each share on all matters to be voted on by our stockholders. Holders of our Common Stock have no cumulative voting rights. They are entitled to share ratably in any dividends that may be declared from time to time by the Board in its discretion from funds legally available for dividends. Holders of our Common Stock have no preemptive rights to purchase our Common Stock.

Stauss 2014 Revocable Trust, the holder of 79,805,655 shares of common stock, Kurt Stauss, the holder of 35,467,847 shares of common stock, Eric Stauss, the holder of 35,467,847 shares of common stock, and Robert Wyler, the holder of 26,600,884 shares of our common stock, which collectively constitutes in excess of fifty percent (50%) of the Company’s outstanding voting power, held the authority to approve the Reverse Split, and have approved the Reverse Split.

Effective Date of Reverse Split by Written Consent of Majority Stockholders

Pursuant to Rule 14c-2 promulgated under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the earliest date that the Reverse Split being taken pursuant to the written consent of the Majority Stockholders can become effective is 20 days after the first mailing or other delivery of this Information Statement. After the foregoing 20-day period, we plan to file the Amendment with the Secretary of State of the State of Delaware, which filing will result in the Reverse Split becoming effective.

No Appraisal Rights

Neither Delaware law, including the DGCL, nor our Certificate of Incorporation provide for dissenter’s rights of appraisal, and the Company will not independently provide our stockholders with any such rights, in connection with the Reverse Split discussed in this Information Statement.

Interests of Certain Persons

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year has any substantial interest, direct or indirect, in any matter discussed in this Information Statement which differs from that of other stockholders of the Company.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith.

PROPOSAL 1

REVERSE STOCK SPLIT

Our Board and the Majority Stockholders approved the Reverse Split, which will be effected by filing the Amendment with the Secretary of State of the State of Delaware substantially in the form set forth on Appendix A.

Reasons to Effect a Reverse Split

Currently, we are authorized to issue up to 200,000,000 shares of Common Stock, of which 198,964,500 shares were outstanding as of the date of the mailing of this Information Statement. In connection with the Reverse Split, our Board has determined to keep the total number of authorized shares of Common Stock the same under our Certificate of Incorporation after giving effect to the Reverse Split. As a result, we will have the ability to issue a greater percentage of our Common Stock in relation to our outstanding shares after the Reverse Split than we currently have.

The additional shares of Common Stock authorized for issuance would have the same rights and privileges under our Certificate of Incorporation as the shares of Common Stock currently authorized for issuance. Holders of the Company’s Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

Our Board believes that the availability of additional authorized shares of Common Stock is in the best interests of the Company and its stockholders and will provide us with additional flexibility, including having shares available for issuance for such corporate purposes as the Board may determine in its discretion, including, without limitation:

●	exercise or conversion of securities convertible into, or exercisable for, shares of Common Stock (including any outstanding preferred stock, convertible notes and debentures, warrants, options and other convertible securities);

●	future acquisitions;

●	investment opportunities;

●	stock dividends or other distributions;

●	issuance in connection with compensation arrangements, including pursuant to future equity compensation plans; and

●	future financings and other corporate purposes.

Although the Company is actively discussing financing alternatives which may result in the issuance of additional shares of Common Stock, the Company has no such plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares of Common Stock (except shares of Common Stock that may be issued upon conversion or exercise of any outstanding preferred stock, convertible notes and debentures, warrants, options and other convertible securities).

No further stockholder approval is required to issue any additional shares of Common Stock. Any issuance of additional shares of Common Stock could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Potential Effects of the Proposed Reverse Split

General

Upon effectiveness of the Reverse Split, our outstanding Common Stock will be combined, such that the number of shares of existing Common Stock determined by the Board will be combined into one new share of Common Stock. As of the date of this Information Statement, the Company had 198,964,500 shares of our Common Stock outstanding, against a total of 200,000,000 authorized shares. Following the Reverse Split, we would have approximately 9,948,225, which represents an approximate 95% reduction in the number of outstanding shares of our Common Stock following the Reverse Split.

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the Company’s issued and outstanding Common Stock immediately following the Reverse Split as such stockholder holds immediately prior to the Reverse Split. The Reverse Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power (subject to the treatment of fractional shares). The Amendment will also not change the terms of our Common Stock, which will continue to have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock currently outstanding. Our Common Stock will also remain duly authorized, fully paid and non-assessable. Neither the authorized but unissued shares of Common Stock nor the par value for our Common Stock will adjust as a result of the Reverse Split. The Reverse Split will also not affect the ability of the Board to designate preferred stock.

Anti-Takeover Effects

Although not designed or intended for such purposes, the overall effect of keeping the number of our authorized shares of Common Stock the same under our Certificate of Incorporation after giving effect to the Reverse Split could be to enable our Board to render more difficult or discourage an attempt to obtain control of the Company that may be favored by a majority of stockholders and/or that may provide an above market premium to our stockholders, since the additional shares could be issued to purchasers who support our Board and are opposed to a takeover.

Our Board’s determination to keep the number of our authorized shares of Common Stock the same under our Certificate of Incorporation after giving effect to the Reverse Split is not prompted by any specific effort or perceived threat of takeover. We are not currently aware of any pending or proposed transaction involving a change of control. Nor is the change in authorized shares of Common Stock a plan by the Board or management to adopt a series of amendments to the Company’s Certificate of Incorporation or Bylaws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Potential Odd Lots

The Reverse Split could result in some stockholders holding less than 100 shares of Common Stock and as a consequence may incur greater costs associated with selling such shares. Brokerage commissions and other costs of transaction in such odd lots may be higher, particularly on a per-share basis than the cost of transaction in even multiples of 100 shares.

Accounting Matters

The Reverse Split would not affect the par value of our Common Stock, which will remain $0.0001 per share of Common Stock. As a result, upon effectiveness of the Reverse Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in proportion to the fractions by which the number of shares of Common Stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be retroactively increased for each period because there will be fewer shares of our Common Stock outstanding.

No Going Private Transactions

The Reverse Split is not intended as a “going private transactions” within the meaning of Rule 13e-3 under the Exchange Act.

Effect on Convertible Securities

Upon effectiveness of the Reverse Split, all outstanding securities convertible and/or exercisable into shares of our Common Stock, including any convertible notes, preferred stock and warrants (the “Common Stock Equivalents”) will be adjusted to reflect the Reverse Split. The number of shares of Common Stock that the holders of Common Stock Equivalents may acquire upon the conversion and/or exercise of their Common Stock Equivalents may decrease, and the conversion and/or exercise prices of such Common Stock Equivalents will increase, in proportion to the fractions by which the number of shares of Common Stock underlying such Common Stock Equivalents are reduced as a result of the Reverse Split, resulting in the same aggregate price being required to be paid as would have been paid immediately preceding the Reverse Split.

Registration and Trading of our Common Stock

Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of our Common Stock under the Exchange Act or our obligation to publicly file financial and other information with the Securities and Exchange Commission (the “SEC”). We will announce the Effective Time (as defined below) and timing for post-split trading to commence in a press release at the time of implementation. In connection with the Reverse Split, the Company’s CUSIP number (which is an identifier used by participants in the securities industry to identify our Common Stock) may change to a number that will also be announced in such press release.

Effectiveness of Amendment

The Reverse Split will be effective upon filing of the Amendment with the Secretary of State of the State of Delaware or such other time as specified in such Amendment (the “Effective Time”) without any action on the part of our stockholders and without regard to the date that any stock certificates representing the stock prior to the Reverse Split are physically surrendered. For the avoidance of doubt, the Amendment will not be filed with the Secretary of State of the State of Delaware on a date that is earlier than 20 days after this Information Statement is first mailed to our stockholders. The Amendment will be in substantially the form attached to this Information Statement as Appendix A.

Exchange of Book-Entry Shares

Upon effectiveness of the Reverse Split, stockholders whose shares are held in book-entry form on the books of our transfer agent, Computershare, Inc., will have their holdings automatically exchanged by Computershare to give effect to the Reverse Split. Computershare will issue new statements of holdings following such exchange upon request.

Shares Held in Certificate Form

Once we implement the Reverse Split, the share certificates representing the shares of Common Stock will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Split, but this in no way will affect the validity of your current share certificates. The Reverse Split will occur without any further action on the part of our stockholders. After the Effective Time each share certificate representing the shares prior to the Reverse Split will be deemed to represent the number of shares shown on the certificate, divided by a number to be decided in the discretion of the Board. Following effectiveness of the Reverse Split, a letter of transmittal will be sent to all holders with certificates in registered form, and such holders will be requested to complete this form and return to our transfer agent. You will have the option to receive new certificates representing your post-Reverse Split shares at your request. In the alternative, you can instruct our transfer agent to hold your shares in book-entry form thereby eliminating the requirement for paper certificates. Certificates representing the shares after the Reverse Split will be issued in following your completion and return to our transfer agent of the letter of transmittal if you in fact request new certificates as share certificates representing shares prior to the Reverse Split are tendered for exchange or transfer to our transfer agent. We request that stockholders do not send any of their stock certificates to the Company at this time. As applicable, new share certificates evidencing new shares following the Reverse Split that are issued in exchange for share certificates issued prior to the Reverse Split representing old shares that are restricted shares will contain the same restrictive legend as on the old certificates.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

Stockholders will not receive fractional post-Reverse Split shares in connection with the Reverse Split. Instead, all shares will be rounded up to the next whole share.

Plans for Newly Available Shares of Common Stock

We presently have no specific plans, nor have we entered into any agreements, arrangements or understandings with respect to the shares of authorized Common Stock that will become available for issuance as a result of the Reverse Split.

Federal Income Tax Consequences of the Reverse Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Split to the holders of our Common Stock and does not describe all of the income tax consequences that may be relevant to U.S. Holders (as defined herein) in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences. This discussion applies only to holders of Common Stock who hold such Common Stock as capital assets for U.S. federal income tax purposes.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations each as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion is for general information purposes only and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment, including without limitation, holders who are brokers or dealers in securities, regulated investment companies, real estate investment trusts, traders in securities that use a mark-to-market method of tax accounting, persons other than U.S. Holders, U.S. Holders whose functional currency is not the U.S. dollar, insurance companies, tax-exempt or governmental organizations, banks, financial institutions, U.S. Holders that hold our stock through a non-U.S. entity or non-U.S. account, or through an individual retirement or other tax-deferred account, U.S. holders who hold stock as part of a hedge, straddle, wash sale, conversion or constructive sale, or other integrated transactions, U.S. Holders that use the accrual method of accounting that are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements, U.S. expatriates (as defined in the Code), S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes or a person that holds our stock through such entities, or U.S. Holders who acquired the Common Stock pursuant to the exercise of compensatory stock options or otherwise as compensation.

The following discussion also does not address the tax consequences of the Reverse Split under foreign, state or local tax laws, or under any U.S. federal tax laws relating to taxes other than U.S. federal income taxes (such as estate and gift taxes). Accordingly, each stockholder should consult his or her tax advisor to determine the particular tax consequences to him or her of a reverse stock split, including the application and effect of U.S. federal, state, local and/or foreign income tax and other laws.

This disclosure applies to you if you are a U.S. Holder. You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of our Common Stock that is:

●	a citizen or individual resident of the United States, as defined for U.S. federal income tax purposes;

●	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (ii) it has a valid election in place under applicable Treasury regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor as to its tax consequences of the Reverse Split.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Each beneficial owner of our Common Stock is urged to consult its own tax advisor with respect to the application of U.S. federal income tax laws to its particular situation, as well as any tax consequences arising under the U.S. federal estate or gift tax laws or the Medicare tax on net investment income, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Generally, a reverse stock split will not result in the recognition of gain or loss by a U.S. Holder of shares of our Common Stock for U.S. federal income tax purposes. The aggregate adjusted basis of the new shares of Common Stock will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The holding period of the post-Reverse Split shares of the Common Stock resulting from implementation of the Reverse Split generally will include the stockholder’s respective holding periods for the pre-Reverse Split shares of Common Stock.

The tax discussion set forth above is included for general information only. U.S. Holders should consult with their own tax advisors to determine their particular tax consequences with respect to the Reverse Split, including the applicability and effect of state, local and non-U.S. tax laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock on May 10, 2023:

●	each person, or group of affiliated persons, who is the beneficial owner of more than 5% of the outstanding common stock of the Company;
●	each executive officer and director of the Company; and
●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable or convertible, as the case may be, within 60 days of May 10, 2023. Shares of common stock issuable pursuant to such securities are deemed outstanding for computing the percentage of the person holding such securities and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, the combined Company believes, based on the information furnished to it, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act.

The percentage of shares beneficially owned is based on 198,964,500 shares of Company Common Stock outstanding as of May 10, 2023.

Unless otherwise noted below, the address of the persons listed on the table is c/o ZRCN Inc., 1580 Dell Avenue, Campbell, CA 95008.

Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Beneficial Ownership
Name of Beneficial Owner	Shares	%
Greater than 5% Stockholders:
Stauss 2014 Revocable Trust (1)	79,802,655	40.11%
Kurt Stauss (2)	35,467,847	17.83%
Eric Stauss (3)	35,467,847	17.83%

Current Executive Officers and Directors:
John Stauss (1)	79,802,655	40.11%
Ronald Bourque	0	*
Robert Wyler	26,600,884	13.37%
All current executive officers and directors as a group (3 persons)

(1)	John Stauss, as a trustee of the Stauss 2014 Revocable Trust, has the voting power to vote and dispose of the shares held in such trust.

ADDITIONAL INFORMATION

Householding Matters

If you and one or more stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 1580 Dell Avenue, Campbell, CA 95008., or call the Company at (408) 963-4550, and the Company will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address or phone number.

Available Information

Please read all the sections of this Information Statement carefully. The Company is subject to the reporting and informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC’s EDGAR reporting system can also be accessed directly at www.sec.gov.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements as such term is defined by the SEC in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the SEC.

By Order of the Board of Directors

By:	/s/ John Stauss
Name:	John Stauss
Title:	Chief Executive Officer
Date:	May 26, 2023

Appendix A

Form of Certificate of Amendment

to the Certificate of Incorporation

See attached.

CERTIFICATE OF AMENDMENT

to

CERTIFICATE OF INCORPORATION

of

ZRCN INC.

ZRCN INC (the “Corporation”)., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The name of the Corporation is ZRCN Inc. The Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on June 19, 2018 (as amended, the “Certificate of Incorporation”).

SECOND: Article FOUR of the Corporation’s Certificate of Incorporation shall be amended by inserting the following sentences at the end of such section which shall read as follows:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Certificate of Incorporation, every twenty (20 shares of the Corporation’s common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable shares of common stock, par value   $0.0001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Split”). Further, every right, option and warrant to acquire Old Common Stock outstanding immediately prior to the Effective Time shall, as of the Effective Time and without any further action, automatically be reclassified into the right to acquire New Common Stock based on the conversion ratio of shares of Old Common Stock to New Common Stock set forth in the preceding sentence, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates or book-entries representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split. The Corporation may, but shall not be obliged to, issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the ___th day of _____________, 2023.

ZRCN INC.

By:	/s/ John Stauss
Name:	John Stauss
Title:	Chief Executive Officer

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